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                                  Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-81237) of Equity One ABS, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") via the Form 8-K of the Registrant dated November 10, 2000, of our report dated January 21, 2000, on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 30, 2000, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



New York, New York
November 10, 2000


                                                              KPMG LLP